Exhibit 99.1

Spectrum Brands Announces Consent Solicitation

ATLANTA, March 1, 2010 -- Spectrum Brands (OTC Bulletin Board: SPEB) (the “Company” or “Spectrum Brands”) today announced that it is soliciting consents from the holders of its 12% Senior Subordinated Toggle Notes Due 2019 (the “Notes”) (CUSIP: 84762LAE5). The Company is seeking consents (the “Consent Solicitation”) to proposed amendments to certain definitions and covenants in the indenture, dated August 28, 2009 (the “Indenture”), which governs the Notes.

The terms and conditions of the consent solicitation are described in the Notice of Consent Solicitation dated March 1, 2010 (the “Notice of Consent Solicitation”). The purpose of the Consent Solicitation is to amend the Indenture in connection with the Agreement and Plan of Merger, dated as of February 9, 2010 (the “Merger Agreement”), by and among SB/RH Holdings, Inc. (“SB/RH Holdings”), Battery Merger Corp., Grill Merger Corp., the Company and Russell Hobbs, Inc. (“Russell Hobbs”). Adoption of the proposed amendments to the Indenture is not a condition to the consummation of the transactions contemplated by the Merger Agreement. For more information regarding the proposed amendments to the Indenture, please refer to the Notice of Consent Solicitation.

As previously announced on February 9, 2010, the proposed merger will bring Russell Hobbs’ network of well-known small household appliance brands into Spectrum’s operating structure to form a new global consumer products company with an estimated $3 billion in annual revenues, a strong balance sheet, and a diverse portfolio of market-leading brands.

In the event that certain conditions of the Consent Solicitation are satisfied or waived, including, among other things, the receipt of the requisite consents of not less than a majority in aggregate principal amount of the Notes, excluding Notes owned by any affiliate of the Company, the Company will pay to the holders of record of Notes as of 5:00 p.m., New York City time, on February 26, 2010, who delivered valid and unrevoked consents prior to expiration of the Consent Solicitation, a cash payment for consents delivered by such holder of Notes (the “Consent Fee”). Holders of Notes for which no consent is delivered will not receive a Consent Fee, even though the proposed amendments to the Indenture, if approved, will bind all holders of Notes and their transferees. The Consent Solicitation is scheduled to expire at 5:00 p.m., New York City time, on March 9, 2010 (the “Expiration Time”). Consents delivered may be revoked at any time prior to the earlier of the date on which the supplemental indenture reflecting the proposed amendments to the Indenture is executed or the Expiration Time. The Company intends to execute the supplemental indenture promptly following the receipt of the requisite consents of not less than a majority in aggregate principal amount of the Notes, excluding Notes owned by any affiliate of the Company.

The Company has engaged Credit Suisse Securities (USA) LLC as its solicitation agent (the “Solicitation Agent”). Questions and requests for assistance regarding this solicitation should be directed to the

Solicitation Agent at (212) 538-1862. Requests for documents may be directed to Global Bondholder Services Corporation, which is acting as the information agent (the “Information Agent”) for the Consent Solicitation, at (866) 873-6300 (toll free) or (212) 430-3774 (banks and brokers).

Further details of the Consent Solicitation are included in the Notice of Consent Solicitation, which is to be furnished on a Form 8-K with the Securities and Exchange Commission and which will be available on the Company’s website, www.spectrumbrands.com.

None of the representatives or employees of the Company or any of its subsidiaries, Russell Hobbs or any of its subsidiaries, the Solicitation Agent, the Information Agent or U.S. Bank National Association, as trustee under the Indenture, make any recommendations as to whether or not holders of the Notes should issue their consents pursuant to the Consent Solicitation, and no one has been authorized by any of them to make such recommendations.

This press release does not constitute a solicitation of consents of holders of the Notes and shall not be deemed a solicitation of consents with respect to any other securities of the Company. The Consent Solicitation will be made solely by the Notice of Consent Solicitation and the accompanying consent form. Execution of the proposed amendments to the Indenture is subject to a number of conditions. No assurance can be given that any such amendment can or will be completed on terms that are acceptable to the Company, or at all.

About Spectrum Brands, Inc.

Spectrum Brands is a global consumer products company and a leading supplier of batteries, shaving and grooming products, personal care products, specialty pet supplies, lawn & garden and home pest control products, personal insect repellents and portable lighting. Helping to meet the needs of consumers worldwide, included in its portfolio of widely trusted brands are Rayovac®, Remington®, Varta®, Tetra®, Marineland®, Nature’s Miracle®, Dingo®, 8-in-1®, Spectracide®, Cutter®, Repel®, and HotShot®. Spectrum Brands’ products are sold by the world’s top 25 retailers and are available in more than one million stores in more than 120 countries around the world. Headquartered in Atlanta, Georgia, Spectrum Brands generates annual revenue from continuing operations in excess of $2 billion.

Certain matters discussed in this news release, with the exception of historical matters, may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are subject to a number of risks and uncertainties that could cause results to differ materially from those anticipated as of the date of this release. Actual results may differ materially as a result of (1) Spectrum Brands’ ability to manage and otherwise comply with its covenants with respect to its significant outstanding indebtedness, (2) Spectrum Brands’ ability to identify, develop and retain key employees, (3) risks that changes and developments in external competitive market factors, such as introduction of new product features or technological developments, development of new competitors or competitive brands or competitive promotional activity or spending, (4) changes in consumer demand for the various types of products Spectrum Brands offers, (5) unfavorable developments in the global credit markets, (6) the impact of overall economic conditions on consumer spending, (7) fluctuations in commodities prices, the costs or availability of raw materials or terms and conditions available from suppliers, (8) changes in the general economic conditions in countries and regions where Spectrum Brands does business, such as stock market prices, interest rates, currency exchange rates, inflation and consumer spending, (9) Spectrum Brands’ ability to successfully implement manufacturing, distribution and other cost efficiencies and to continue to benefit from its cost-cutting initiatives, and (10) unfavorable weather conditions and various other risks and uncertainties, including those discussed herein and those set forth in Spectrum Brands’ securities filings, including the most recently filed Annual Report on Form 10-K or Quarterly Reports on Form 10-Q. Spectrum Brands also cautions the reader that its estimates of trends, market share, retail consumption of its products and reasons for changes in such consumption are based solely on limited data available to Spectrum Brands and management’s reasonable assumptions about market conditions, and consequently may be inaccurate, or may not reflect significant segments of the retail market.

In addition, the following factors, among others, could cause actual results to differ materially from those set forth in the forward-looking statements:

•	the failure of Spectrum Brands stockholders to approve this transaction;

•	the risk that the businesses will not be integrated successfully;

•	the risk that synergies will not be realized;

•	the risk that required consents will not be obtained;

•	the risk that the combined company following this transaction will not realize on its financing strategy;

•	litigation in respect of either company or this transaction; and

•	disruption from this transaction making it more difficult to maintain certain strategic relationships.

The Company also cautions the reader that undue reliance should not be placed on any forward-looking statements, which speak only as of the date of this release. Spectrum Brands undertakes no duty or responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this report or to reflect actual outcomes.

Additional factors that may affect future results and conditions are described in Spectrum Brands’ filings with the SEC, which are available at the SEC’s web site at www.sec.gov or at Spectrum Brands’ website at www.spectrumbrands.com.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

This communication is being made in respect of a proposed business combination involving Spectrum Brands and Russell Hobbs. In connection with the proposed transaction, SB/RH Holdings plans to file with the SEC a Registration Statement on Form S-4 that includes the proxy statement of Spectrum Brands and that also constitutes a prospectus of SB/RH Holdings. The definitive Proxy Statement/Prospectus will be mailed to stockholders of Spectrum Brands. INVESTORS AND SECURITY HOLDERS OF SPECTRUM BRANDS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders will be able to obtain free copies of the Registration Statement and Proxy Statement/Prospectus (when available) and other documents filed with the SEC by Spectrum Brands through the web site maintained by the SEC at www.sec.gov. Free copies of the Registration Statement and Proxy Statement/Prospectus (when available) and other documents filed with the SEC can also be obtained on Spectrum Brands’ website at www.spectrumbrands.com.

PROXY SOLICITATION

Spectrum Brands, Russell Hobbs and their respective directors, executive officers and certain other members of management and employees may be soliciting proxies from Spectrum Brands and Russell Hobbs stockholders in favor of the acquisition. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Spectrum Brands and Russell Hobbs stockholders in connection with the proposed acquisition will be set forth in the Proxy Statement/Prospectus when it is filed with the SEC. You can find information about Spectrum

Brands’ executive officers and directors in its annual report on Form 10-K filed with the SEC on December 29, 2009. You can obtain free copies of these documents from Spectrum Brands in the manner set forth above.

Spectrum Brands Investor Relations:

Carey Phelps

DVP Investor Relations, Spectrum Brands

770-829-6208

Media Contact:

MS&L for Spectrum Brands

Frank Ranew

404-870-6832